Exhibit 10.2

Execution Version

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of December 31, 2020, is made by and between Wingshooter Acquisition Corp., a Georgia corporation (the “Company”) and Bartow Morgan, Jr., a Georgia resident (the “Investor”). The Company and the Investor shall sometimes be referred to herein collectively, as the “Parties” and individually, as a “Party.”

RECITALS

WHEREAS, the Company and Georgia Banking Company, Inc. (“Georgia Banking Company”) entered into that certain Amended and Restated Agreement and Plan of Merger, dated November 11, 2020 (the “Merger Agreement”), pursuant to which the Company will merge with and into Georgia Banking Company, with Georgia Banking Company being the surviving entity (the “Acquisition”);

WHEREAS, references to the Company in this Agreement following the Acquisition shall be deemed to be references to Georgia Banking Company;

WHEREAS, Georgia Banking Company is a bank holding company, registered as such under the Bank Holding Company Act of 1956, as amended, and is the record and beneficial owner of 100% of the issued and outstanding capital stock of Georgia Banking Company, a Georgia state chartered bank (the “Bank”);

WHEREAS, concurrently herewith, the Investor has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company, pursuant to which the Investor will purchase from the Company up to that certain number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) indicated on the Investor’s signature page to the Stock Purchase Agreement;

WHEREAS, references to the Common Stock in this Agreement following the Acquisition shall be deemed to be references to shares of common stock of Georgia Banking Company, par value $0.01 per share (“GBC Common Stock”);

WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Stock Purchase Agreement; and

WHEREAS, in order to induce the Investor to enter into the Stock Purchase Agreement, the Company has agreed to grant the Investor the rights set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereby agree as follows:

1.              Board/Observer Rights.

(a)            Following the Closing, the Company will promptly cause one representative of the Investor (the “Board Representative”) to be elected or appointed to the board of directors of the Company (for the avoidance of doubt, in this instance referring to the board of directors of Wingshooter Acquisition Corp.). Following the Acquisition, the Company will promptly cause the Board Representative to be elected or appointed to the board of directors of the Company (for the avoidance of doubt, in this instance referring to the board of directors of Georgia Banking Company) (the “Board of Directors”), and the board of directors of the Bank (the “Bank Board”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Company and the Bank (the “Qualification Requirements”), in each case, so long as the Investor, together with its affiliates, beneficially owns in the aggregate at least the lesser of either 50% of the total Shares or Converted Shares, as applicable, purchased by the Investor pursuant to the Stock Purchase Agreement or 4.9% of the Common Stock then outstanding (the “Minimum Ownership Interest”). So long as the Investor, together with its affiliates, satisfies the Minimum Ownership Interest, the Company will, subject to applicable law, recommend to its shareholders the election of the Board Representative to the Board of Directors at any special meeting or annual meeting of the Company’s shareholders called for the purpose of the election of directors, as applicable, subject to satisfaction of the Qualification Requirements. So long as the Investor, together with its affiliates, satisfies the Minimum Ownership Interest, the Company will, subject to applicable law, elect or appoint the Board Representative to the Bank Board at any special meeting or annual meeting of the Bank’s shareholders called for the purpose of the election of directors, as applicable, subject to satisfaction of the Qualification Requirements. If the Investor no longer satisfies the Minimum Ownership Interest, the Investor will have no further rights under Sections 1(a) through 1(e) and, at the written request of the Board of Directors, shall cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter.

(b)            The Board Representative shall, subject to the Qualification Requirements, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its commercially reasonable efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. The Investor covenants and agrees to hold any Information (as defined below) obtained from its Board Representative in confidence as set forth in Section 7 below. Notwithstanding anything to the contrary contained herein, at all times when the Investor satisfies the Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve’s rule for Control and Divestiture Proceedings as codified in the Federal Reserve’s Regulation Y and any other guidance promulgated in connection with the matters addressed therein.

(c)            Subject to Section 1(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of its Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement must be reasonably acceptable to the Company and must also satisfy the Qualification Requirements. The Board of Directors and the Bank Board shall use their respective commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person, use commercially reasonable efforts to have such person elected as director of the Company by the shareholders of the Company and solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors, as the case may be. If a Board Representative is nominated by the Company for election to the Board of Directors or the Bank Board, but fails to be elected, then subject to the proviso set forth in this Section 1(c) below, the Company or the Bank shall, as soon as practicable thereafter, subject to applicable law, increase the size of such board of directors and, following the procedures set forth above in this Section 1, appoint an individual designated in writing by the Investor who is reasonably acceptable to the Company and meets the Qualification Requirements to be the Board Representative (such individual to be different from the individual who was not elected) to the Board of Directors of the Company and/or the Bank Board (as the case may be).

(d)            The Company hereby agrees that, from and after the Closing Date, for so long as the Investor and its affiliates in the aggregate satisfy the Minimum Ownership Interest, in the event that the Investor does not have a Board Representative serving on the Board of Directors or the Bank Board, as applicable, or such Board Representative is not present at any meeting of the Board of Directors or the Bank Board (including any meetings of committees thereof on which the Board Representative is permitted to attend), the Company shall invite a person designated by the Investor (the “Observer”) to attend in a nonvoting, nonparticipating observer capacity (i) all meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof on which the Board Representative would have been permitted to attend), as applicable, and (ii) any meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof on which the Board Representative is permitted to attend). The Observer shall not have any right to make motions or vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as given to the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent along with the proposed text of such written consents; provided, however, that the Observer (i) shall enter into a confidentiality agreement in favor of the Company in the form of Exhibit A hereto prior to the Observer being provided the foregoing notices, materials or information relating to, or attending any meeting of, the Board of Directors or the Bank Board or any committee thereof, (ii) shall not be provided any confidential supervisory information without the prior necessary regulatory approval, and (iii) may be excluded by the Board of Directors or the Bank Board or any committee thereof from attending any executive session of such body and from participating in any attorney-client privileged discussion of such body.

(e)            The Board Representative shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director of the Company and the Bank to the same extent as the other directors on the Board of Directors or the Bank Board, as applicable, and shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board and any committee thereof, in accordance with the Company’s and the Bank’s policies. The Observer shall not be entitled to compensation, reimbursement of expenses or indemnification from the Company or the Bank with respect to such role, provided however, that the Observer shall be entitled to reimbursement of reasonable and documented out-of-pocket expenses related to attendance at any meeting of the Board of Directors or the Bank Board or any committee thereof at which the Board Representative is not in attendance, whether by telephone or in person, in the same manner as provided for the Board Representative.

(f)            The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or its affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees on behalf of itself and the Bank that with respect to a claim by the Board Representative for indemnification arising out of his or her service as a director of the Company and/or the Bank (1) that the Company and the Bank are the indemnitors of first resort (i.e., the Company and the Bank’s obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to all other members of the Board of Directors or the Bank Board, as applicable) are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative are secondary), and (2) the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Board Representative against the Company.

2.              Registration Rights. The Company and the Investor shall execute and deliver effective as of the date hereof the Registration Rights Agreement, the form of which is attached hereto as Exhibit B.

3.              Information Rights.

(a)            From the date of this Agreement, as long as the Investor and its affiliates in the aggregate satisfy the Minimum Ownership Amount, the Company shall make available to the Investor all materials delivered to the Company’s Board of Directors, the Bank Board, and the committees thereof; provided, however, that the Company shall not be required to deliver such materials to the extent that such delivery would (i) reasonably be expected to constitute a waiver of the attorney-client privilege, (ii) reasonably be expected to result in a breach of any contractual confidentiality obligation of the Company or the Bank or (iii) violate applicable law or regulatory requirements.

(b)            The Investor shall also be provided with access, information, and other rights as provided in the Investor Letter Agreement, a form of which is attached hereto as Exhibit C and will be entered into by the Company and the Investor as of the date of this Agreement.

(c)            The Investor hereby acknowledges that it is aware of the restrictions under the federal securities laws imposed on a person in possession of material nonpublic information concerning an issuer, including with respect to purchasing or selling securities of such issuer and the communication of such information to other persons. The Investor agrees that neither it nor its representatives nor any of their respective affiliates will use any data or information in contravention of such securities laws or any rules or regulations promulgated thereunder.

(d)            The information rights set forth in this Sections 3(a)-(b) shall terminate and be of no further force or effect as of the date that the Investor and its affiliates in the aggregate no longer satisfy the Minimum Ownership Interest.

4.              Gross-Up Rights.

(a)            Sale of New Securities. For so long as the Investor, together with its affiliates, satisfies the Minimum Ownership Interest, if at any time after the date hereof the Company makes any public or nonpublic offering or sale of any equity (including Common Stock and preferred stock), or any securities, warrants, rights, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any issuance of equity (including Common Stock and preferred stock), or any securities, warrants, rights, options or debt that is convertible or exchangeable into equity or that includes an equity component by the Company to be issued as of the date hereof, as agreed or contemplated (and disclosed to the Investor in writing); (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; (iv) pursuant to an in-kind dividend or similar distribution; (v) pursuant to an initial public offering of Common Stock; (vi) any issuance of any Common Stock, preferred stock or other equity interests of the Company or securities convertible into shares of Common Stock and/or preferred stock or other equity interests of the Company upon the exercise, conversion or exchange of options, warrants or other convertible securities or (vii) within thirty (30) days following completion of this offering, issuances of Common Stock in connection with the Other Private Placements); then in each such instance, the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock then held by the Investor (counting for such purposes all shares of Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable), if any, and the denominator of which is the total number of shares of Common Stock then outstanding (counting for such purposes all shares of Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable).

(b)            Limitation on Voting Securities. The purchase of any New Securities by the Investor shall not (i) cause the Investor or any of its Affiliates to violate any banking regulation, (ii) require the Investor or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank or (iii) cause the Investor, together with any other person whose Company securities would be aggregated with the Investor’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other Persons) would represent more than 24.9% of any class of securities that entitle the holder thereof the right to vote in the election of directors or any other matters with respect to the Company (“Voting Securities”) outstanding at such time. For purposes of this Section 4(b), the term “Affiliate” shall have the meaning under the BHC Act and the Federal Reserve’s Regulation Y. Notwithstanding anything in this Section 4 to the contrary, upon the request of the Investor that the Investor not be issued New Securities that are Voting Securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with the Investor to modify the proposed issuance of New Securities to the Investor to provide for the issuance of nonvoting securities in lieu of Voting Securities with the same economic rights as such Voting Securities.

(c)            Notice. So long as the Investor and its affiliates in the aggregate satisfy the Minimum Ownership Interest, in the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of New Securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than fifteen (15) Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public Offering or after the commencement of marketing with respect to a Rule 144A Offering or an Offering pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified (with respect to the Investor) in Section 8(a) hereof, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of the designated individuals. The Investor shall have twenty (20) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount permitted pursuant to the last sentence of Section 4(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such twenty (20) Business Day period shall be deemed a waiver of the Investor’s rights under this Section 4 only with respect to the Offering described in the applicable notice.

(d)            Purchase Mechanism. If the Investor exercises its rights provided in this Section 4, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within thirty (30) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of one hundred-eighty (180) days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Investor must execute all customary transaction documentation in connection with such Offering on the same terms as any other participant in the Offering. Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Investor will occur no earlier than the closing of the Offering triggering the right being exercised by the Investor. Each of the Company and the Investor agree to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e)            Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4 within the twenty (20) Business Day period outlined in Section 4(c) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of ninety (90) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such New Securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred-eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such ninety (90)-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of such agreement (as such period may be extended in the manner described above for a period not to exceed one hundred-eighty (180) days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Investor in the manner provided above.

(f)            Non-Cash Consideration. In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(g)            Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4, including to secure any required approvals or consents.

(h)            Termination. The Investor’s rights under this Section 4 shall terminate upon the earlier of (i) the completion of an initial public offering of the Company’s Common Stock and (ii) the date when the Investor and its affiliates, in the aggregate, fail to satisfy the Minimum Ownership Interest.

5.            Warrant.

(a)            Upon the closing of the Acquisition, the Company will grant Investor a warrant to purchase shares (the “Warrant”) of GBC Common Stock (the “Warrant Shares”) in an amount equal to two and a half percent (2.5%) of the outstanding shares of Common Stock after the offering of the Shares and the Acquisition (after giving effect to the conversion of the Shares into Converted Shares), by and between the Company and the Investor, in the form attached hereto as Exhibit D.

(b)            Reservation for Issuance. At all times after issuance of the Warrant, the Company shall reserve that number of Warrant Shares sufficient for issuance upon exercise of the Warrant granted to Investor pursuant to this Section 5.

6.              Most Favored Nation. For so long as the Investor and its affiliates, in the aggregate, satisfy the Minimum Ownership Interest, the Company shall not enter into any additional, or modify any existing, agreements, arrangements or understandings with any existing or future investors in the Company that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by this Agreement, unless, in any such case, the Investor has been provided with such rights and benefits. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that pursuant to the Smith Agreement and the Patriot Agreement, J. Bradford Smith and Patriot Financial Partners III, L.P. shall have rights and benefits that are substantially the same as those provided to the Investor pursuant to this Agreement.

7.              Confidentiality. Each Party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is reasonably necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by another requirement of law or the applicable requirements of any Governmental Entity (in which case, the Party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other Party with prior written notice of such permitted disclosure so that such other Party may seek confidential treatment of such information from the applicable Governmental Entity), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party hereto furnished to it by such other Party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such Party on a nonconfidential basis, (2) in the public domain through no fault of such Party, (3) later lawfully acquired from other sources by the Party to which it was furnished or (4) independently developed or conceived by such Party without use of such Information), and neither Party hereto shall release or disclose such Information to any other person, except its Affiliates, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to Governmental Entities; provided, however, that (i) the Investor is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement and (ii) the Investor may identify the Company and the number and value of the Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

8.              Miscellaneous.

(a)            Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 8(a) prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows

If to the Company:

Wingshooter Acquisition Corp.
1776 Peachtree Street NW, Suite 100
Atlanta, GA 30309
Attn: Chairman

If to the Investor:

Bartow Morgan, Jr.

[***]

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(b)            The provisions of this Agreement may not be assigned by the Investor without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion, and any purported assignment shall be null and void in the absence of such consent. Subject to the foregoing restriction on assignment, this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Without limiting the generality of the foregoing, after the Acquisition, Georgia Banking Company, as successor by merger to the Company, shall assume and be bound by this Agreement, and references to the Company in this Agreement following the Acquisition shall be deemed to be references to Georgia Banking Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)            This Agreement, the Registration Rights Agreement, the Warrant and the Letter Agreement embodies the entire agreement and understanding between the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

(d)            This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) may be commenced on an exclusive basis in the Georgia Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Georgia Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Georgia Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f)            Any Party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Party hereto and (ii) waive compliance by the other Party with any of such other Party’s obligations or covenants contained herein; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the Parties to be bound thereby, but no such extension or waiver and no failure to insist on strict compliance by the other Party hereto with an obligation or covenant hereunder shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation or covenant or any failure to comply therewith by the Party whose performance was waived.

(g)            This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature(s) Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

WINGSHOOTER ACQUISITION CORP.

By:	/s/ J. Bradford Smith
J. Bradford Smith, Management Officer

INVESTOR

/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.

[Signature page to Investor Rights Agreement]

Exhibit A

FORM OF
CONFIDENTIALITY AGREEMENT

[***]

Exhibit B

Registration Rights Agreement

(attached)

[***]

Exhibit C

Letter Agreement

(attached)

[***]

Exhibit D

Warrant

(attached)

[***]